Exhibit 99.1

TESSCO Reports Fourth Quarter and Fiscal Year 2017 Financial Results

Quarterly Revenues Increase 7% Year Over Year

Quarterly Dividend of $0.20 Per Share Continued

HUNT VALLEY, MD, May 8, 2017—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS), today reported financial results for its fourth quarter and fiscal year 2017, ended March 26, 2017.

Fourth-Quarter Highlights:

•	Revenue increased 7% year over year to $122.6 million; second straight quarter of year-over-year growth
•	Public carrier market sales grew 33%, compared with last year’s fourth quarter
•	$(0.10) EPS and $(0.11) EBITDA per share*, which includes $0.8 million of pre-tax restructuring costs (or approximately $0.05 in earnings per share)
•	Maintained strong balance sheet, including no operating debt
•	Declared quarterly dividend of $0.20 per share

	Fourth Quarter FY 2017	Fourth Quarter FY 2016	Third Quarter FY 2017
Revenue	$122.6M	$114.2M	$147.2M
Earnings per diluted share	$(0.10)	$(0.24)	$0.15
EBITDA per diluted share*	$(0.11)	$(0.24)	$0.38
Operating margin	(1.4)%	(2.8)%	1.4%
Cash balance	$8.5M	16.9M	$8.4M
Line of credit balance outstanding	$0	$0	$0

* EBITDA per diluted share and EBITDA (on which EBITDA per diluted share is based) are Non-GAAP financial measures. Non-GAAP financial measures indicated by an asterisk (*) in the text of this press release are so indicated as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Fourth-Quarter Revenue by Market:

	Year over Year Q4 FY 2017 vs. Q4 FY 2016	Sequential Q4 FY 2017 vs. Q3 FY 2017
Public Carrier	33.0%	(18.6)%
Commercial Resellers	2.8%	2.7%
Government	47.6%	16.2%
Private System Operators	14.0%	(20.7)%
Retail	(7.8)%	(29.1)%
Total	7.4%	(16.7)%

“We achieved year-over-year revenue growth for the second straight quarter, as our new sales initiatives continued to drive top-line improved results,” said Murray Wright, President and Chief Executive Officer. “Sales were strong in most markets year over year, especially in the public carrier and government markets. In addition, we are beginning to see more activity from our carrier and contractor customers, which is a very good sign for us. The overall effect of the solid execution of our plans is that we are winning more share in many of our markets.

“We remain focused on growing our business and improving overall profitability,” Wright continued. “Our sales and product team restructuring was done flawlessly and is resulting in improved collaboration between our teams and our vendor partners. This, in turn, is leading to additional profitable market opportunities. Our overall go-to-market strategy is nearly complete and includes better regionalization, strategic account teams and more growth-oriented incentive compensation plans. Finally, our margin enhancement programs and cost management initiatives are designed to enhance profitability. We saw early confirmation of our efforts with improved, year-over-year, top- and bottom-line results during the last six months of fiscal 2017.

“After six months with TESSCO, some key additions to our leadership team and the redesigned organizational structure are firmly in place. I am optimistic about our early results and our opportunities. I am also confident in our ability to continue the trend of year-over-year growth during the first quarter of the new fiscal year and to achieve revenue growth with improved profitability for fiscal 2018,” Wright concluded.

Fourth-Quarter Fiscal 2017 Financial Results

For the fiscal 2017 fourth quarter, revenues totaled $122.6 million, compared with $114.2 million for the fourth quarter of fiscal 2016 and $147.2 million for the third quarter of fiscal 2017. The increase in revenues from the prior-year period resulted in part from significant orders from several key public carrier customers and from strong government sales. The decline in revenue from the sequential third quarter was in line with typical seasonal order patterns.

Gross profit was $25.9 million for the fourth quarter of fiscal 2017, compared with $23.0 million for the same quarter of fiscal 2016 and $30.0 million for the third quarter of fiscal 2017. The year-over-year increase in gross profit was primarily the result of an increase in overall sales. Gross margin was 21.2% of revenue for the fourth quarter of fiscal 2017, compared with 20.2% for last year’s fourth quarter and 20.4% for the third quarter of fiscal 2017. The increases in gross margin, both year over year and sequentially, were largely due to changes in the customer and product mix, including a 28% year-over-year increase in sales of higher-margin Ventev products for the fourth quarter.

Selling, general and administrative (SG&A) expenses were $27.7 million for the fourth quarter of fiscal 2017. This compares with $26.2 million for the same quarter of the prior year and $27.9 million for the third quarter of fiscal 2017. The increase in SG&A expenses year over year primarily was driven by higher costs to service the Company’s retail market customers, increased compensation expenses related to the Company’s sales and marketing initiatives, and severance costs related to the previously announced sales organization restructuring. The slight sequential decline in SG&A expenses resulted from lower variable costs related to lower sequential revenues.

Net loss and loss per share were $0.9 million and $0.10, respectively, for the fourth quarter of fiscal 2017, compared with net loss and loss per share of $2.0 million and $0.24, respectively, for the prior-year fourth quarter, and net income and earnings per share of $1.2 million and $0.15, respectively, for the third quarter of fiscal 2017.

Cash Dividend

TESSCO’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on June 7, 2017 to common stockholders of record on May 24, 2017. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company is not providing earnings guidance at this time for fiscal 2018.

Fourth-Quarter Fiscal 2017 Conference Call

Management will host a conference call to discuss fourth quarter 2017 results tomorrow, May 9, 2017 at 8:30 a.m. ET. To participate in the conference call, please call: 855-319-5921 (domestic call-in) or 503-343-6034 (international call-in) and reference code #4584225.

A live webcast of the conference call will be available at www.tessco.com/go/corporatepresentations. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 11:30 a.m. ET on May 9, 2017 until 11:59 p.m. ET on May 16, 2017 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation #4584225. An archived replay of the conference call will also be available on the Company's website at www.tessco.com/go/corporatepresentations.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization.  EBITDA per diluted share is defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. Neither EBITDA nor EBITDA per diluted share is a recognized term under GAAP, and EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, neither EBITDA nor EBITDA per diluted share is intended to be a measure of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

The convergence of wireless and the Internet is revolutionizing the way we live, work and play. New systems and applications are creating challenges and opportunities at an unprecedented rate.

TESSCO is there ‒enabling organizations to capitalize on the opportunities in wireless by providing Your Total Source® of end-to-end solutions. TESSCO delivers the knowledge and product and supply chain solutions required to build, use and maintain wireless voice, data, video, connectivity and control network systems.

Forward-Looking Statements

This press release contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; economic conditions that may affect consumer confidence or consumer or business spending or otherwise adversely impact customers' ability to fund or pay for our products and services; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures; third-party freight carrier interruption; increased competition; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to hire or retain for any reason our key professionals, management and staff; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com
or

David Calusdian
Sharon Merrill
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 26,	March 27,	December	March 26,	March 27,
	2017	2016	25, 2016	2017	2016

Revenues	$122,602,900	$114,154,100	$147,198,400	$533,295,100	$530,682,100
Cost of goods sold	96,665,300	91,135,200	117,229,800	421,527,300	418,716,200
Gross profit	25,937,600	23,018,900	29,968,600	111,767,800	111,965,900
Selling, general and administrative expenses	26,890,400	26,202,100	27,860,700	108,416,300	102,932,300
Restructuring	806,600	-	-	806,600	-
Total selling, general and administrative expenses	27,697,000	26,202,100	27,860,700	109,222,900	102,932,300
Income (loss) from operations	(1,759,400)	(3,183,200)	2,107,900	2,544,900	9,033,600
Interest, net	(7,100)	12,400	37,100	58,600	161,300
Income (loss) before income tax provision (benefit)	(1,752,300)	(3,195,600)	2,070,800	2,486,300	8,872,300
Income tax provision (benefit)	(895,000)	(1,205,800)	843,100	1,041,200	3,531,800
Net income (loss)	$(857,300)	$(1,989,800)	$1,227,700	$1,445,100	$5,340,500

Basic earnings (loss) per share	$(0.10)	$(0.24)	$0.15	$0.17	$0.65
Diluted earnings (loss) per share	$(0.10)	$(0.24)	$0.15	$0.17	$0.65

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	March 26, 2017	March 27, 2016
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$8,540,100	$16,882,800
Trade accounts receivable, net	64,778,900	58,315,700
Product inventory	63,984,300	53,903,900
Prepaid expenses and other current assets	3,864,100	5,917,100
Total current assets	141,167,400	135,019,500

Property and equipment, net	18,089,100	19,895,400
Goodwill, net	11,677,700	11,684,700
Other long-term assets	3,046,300	2,816,400
Total assets	$173,980,500	$169,416,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$53,581,400	$41,986,000
Payroll, benefits and taxes	6,772,100	4,927,900
Income and sales tax liabilities	1,364,700	1,456,800
Accrued expenses and other current liabilities	2,228,200	3,874,100
Revolving line of credit	--	--
Current portion of long-term debt	26,500	251,100
Total current liabilities	63,972,900	52,495,900

Deferred tax liabilities	386,800	379,400
Long-term debt, net of current portion	29,800	1,706,500
Other long-term liabilities	1,574,700	2,306,900
Total liabilities	65,964,200	56,888,700

Shareholders’ Equity:
Preferred stock	--	--
Common stock	98,400	97,600
Additional paid-in capital	59,006,000	58,113,800
Treasury stock, at cost	(57,437,600)	(57,245,200)
Retained earnings	106,349,500	111,561,100
Total shareholders’ equity	$108,016,300	$112,527,300

Total liabilities and shareholder’s equity	$173,980,500	$169,416,000

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 26, 2017	March 27, 2016	December 25, 2016	March 26, 2017	March 27, 2016

Net Income (loss) as reported	$(857,300)	$(1,989,800)	$1,227,700	$1,445,100	$5,340,500
Add:
Income tax provision (benefit)	(895,000)	(1,205,800)	843,100	1,041,200	3,531,800
Interest, net	(7,100)	12,400	37,100	58,600	161,300
Depreciation and amortization	877,700	1,161,700	1,085,600	4,238,900	4,730,000
EBITDA	$(881,700)	$(2,021,500)	$3,193,500	$6,783,800	$13,763,600
Add:
Stock based compensation	143,300	218,400	98,700	434,400	729,000
EBITDA, adjusted	$(738,400)	$(1,803,100)	$3,292,200	$7,218,200	$14,492,600

EBITDA per diluted share	$(0.11)	$(0.24)	$0.38	$0.81	$1.67
Adjusted EBITDA per diluted share	$(0.09)	$(0.22)	$0.39	$0.87	$1.76

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended March 26, 2017	Three Months Ended March 27, 2016	Growth Rates Compared to Prior Year Period

Market Revenues
Public Carriers, Contractors & Program Managers	$21,054	$15,836	33.0%
Government System Operators	9,584	6,495	47.6%
Private System Operators	21,499	18,851	14.0%
Commercial Dealers & Resellers	30,727	29,877	2.8%
Retailer, Independent Dealer Agents & Carriers	39,739	43,095	(7.8%)
Total revenues	$122,603	$114,154	7.4%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$3,384	$2,670	26.7%
Government System Operators	2,160	1,453	48.7%
Private System Operators	5,025	4,308	16.6%
Commercial Dealers & Resellers	8,021	7,492	7.1%
Retailer, Independent Dealer Agents & Carriers	7,348	7,096	3.6%
Total gross profit	$25,938	$23,019	12.7%
% of revenues	21.2%	20.2%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended March 26, 2017	Three Months Ended March 27, 2016	Growth Rates Compared to Prior Year Period

Product Revenues
Base Station Infrastructure	$52,779	$44,935	17.5%
Network Systems	22,089	16,939	30.4%
Installation, Test and Maintenance	6,582	7,455	(11.7%)
Mobile device accessories	41,153	44,825	(8.2%)
Total revenues	$122,603	$114,154	7.4%

Product Gross Profit
Base Station Infrastructure	$13,542	$10,471	29.3%
Network Systems	2,392	2,693	(11.2%)
Installation, Test and Maintenance	1,383	1,423	(2.8%)
Mobile device accessories	8,621	8,432	2.2%
Total gross profit	$25,938	$23,019	12.7%
% of revenues	21.2%	20.2%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended March 26, 2017	Three Months Ended December 25, 2016	Growth Rates Compared to Prior Period

Market Revenues
Public Carriers, Contractors & Program Managers	$21,054	$25,851	(18.6%)
Government System Operators	9,584	8,250	16.2%
Private System Operators	21,499	27,120	(20.7%)
Commercial Dealers & Resellers	30,727	29,913	2.7%
Retailer, Independent Dealer Agents & Carriers	39,739	56,064	(29.1%)
Total revenues	$122,603	$147,198	(16.7%)

Market Gross Profit
Public Carriers, Contractors & Program Managers	$3,384	$4,070	(16.9%)
Government System Operators	2,160	1,843	17.2%
Private System Operators	5,025	6,230	(19.3%)
Commercial Dealers & Resellers	8,021	8,362	(4.1%)
Retailer, Independent Dealer Agents & Carriers	7,348	9,464	(22.4%)
Total gross profit	$25,938	$29,969	(13.5%)
% of revenues	21.2%	20.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended March 26, 2017	Three Months Ended December 25, 2016	Growth Rates Compared to Prior Period

Product Revenues
Base Station Infrastructure	$52,779	$52,193	1.1%
Network Systems	22,089	25,242	(12.5%)
Installation, Test and Maintenance	6,582	9,633	(31.7%)
Mobile device accessories	41,153	60,130	(31.6%)
Total revenues	$122,603	$147,198	(16.7%)

Product Gross Profit
Base Station Infrastructure	$13,542	$13,857	(2.3%)
Network Systems	2,392	3,186	(24.9%)
Installation, Test and Maintenance	1,383	1,594	(13.2%)
Mobile device accessories	8,621	11,332	(23.9%)
Total gross profit	$25,938	$29,969	(13.5%)
% of revenues	21.2%	20.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Year Ended March 26, 2017	Year Ended March 27, 2016	Growth Rates Compared to Prior Year Period

Market Revenues
Public Carriers, Contractors & Program Managers	$82,015	$89,171	(8.0%)
Government System Operators	36,676	33,009	11.1%
Private System Operators	93,869	85,563	9.7%
Commercial Dealers & Resellers	126,326	129,986	(2.8%)
Retailer, Independent Dealer Agents & Carriers	194,409	192,953	0.8%
Total revenues	$533,295	$530,682	0.5%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$13,707	$15,155	(9.6%)
Government System Operators	8,235	7,713	6.8%
Private System Operators	21,648	20,601	5.1%
Commercial Dealers & Resellers	34,289	33,781	1.5%
Retailer, Independent Dealer Agents & Carriers	33,889	34,716	(2.4%)
Total gross profit	$111,768	$111,966	(0.2%)
% of revenues	21.0%	21.1%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Year Ended March 26, 2017	Year Ended March 27, 2016	Growth Rates Compared to Prior Year Period

Product Revenues
Base Station Infrastructure	$209,869	$206,604	1.6%
Network Systems	87,222	83,480	4.5%
Installation, Test and Maintenance	31,851	34,936	(8.8%)
Mobile device accessories	204,353	205,662	(0.6%)
Total revenues	$533,295	$530,682	0.5%

Product Gross Profit
Base Station Infrastructure	$54,280	$51,610	5.2%
Network Systems	11,897	12,893	(7.7%)
Installation, Test and Maintenance	5,921	6,607	(10.4%)
Mobile device accessories	39,670	40,856	(2.9%)
Total gross profit	$111,768	$111,966	(0.2%)
% of revenues	21.0%	21.1%